SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                      ACCESS SOLUTIONS INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                     05-0426298
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

650 TEN ROD ROAD, NORTH KINGSTOWN, RHODE ISLAND                02852
  (Address of Principal Executive Offices)                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                NAME OF EACH EXCHANGE ON WHICH
TITLE OF EACH CLASS TO BE SO REGISTERED         EACH CLASS IS TO BE REGISTERED

              None                                          None


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-40181

     Securities to be registered pursuant to Section 12(g) of the Act:

                                CLASS B WARRANTS

                                (Title of Class)



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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the Class B Warrants of Access Solutions International, Inc. (the "Registrant") is contained under the caption "Description of Securities" in the Registrant's Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-40181) filed with the Securities and Exchange Commission (the "Commission") on January 12, 1998 (the "Registration Statement"), which is incorporated herein by reference.

ITEM 2.     EXHIBITS.

3.a Form of Class B Warrant Agreement, including form of Class B Warrant (incorporated by reference to Exhibit 4.2 of the Registration Statement).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       ACCESS SOLUTIONS INTERNATIONAL, INC.


Date: February 3, 1998                 By:/s/Robert H. Stone
                                          -----------------------------------
                                          Robert H. Stone
                                          President and Chief Executive Officer